Exhibit (r)

National Life Insurance Company

Power of Attorney

April 30, 2018

The undersigned Directors of National Life Insurance Company each hereby authorize Kerry A. Jung or Mehran Assadi as attorney-in-fact, to sign on his or her behalf:

(1)         the VariTrak variable universal life registration statement on Form N-6 (File No. 33-91938) and all amendments thereto,

(2)         the Sentinel Advantage and SAVA-5 variable annuity registration statement on Form N-4 (File No. 333- 19583) and all amendments thereto,

(3)         the Investor Select variable universal life registration statement on Form N-6 and all amendments thereto, and

(4)         any other variable universal life and variable annuity registration statements and all amendments thereto filed on Forms N-6 and N-4 respectively by National Life Insurance Company after the execution date indicated below;

filed after the execution date indicated above on Forms N-6 and N-4, respectively, by National Life Insurance Company, and to file the same, with all exhibits, with the Securities and Exchange Commission.

/s/ Mehran Assadi	/s/ Bruce Lisman
Mehran Assadi	Bruce Lisman

/s/ Thomas H. MacLeay	/s/ David R. Coates
Thomas H. MacLeay	David R. Coates

/s/ V. Louise McCarren	/s/ Harris Simmons
V. Louise McCarren	Harris Simmons

/s/ Roger B. Porter	/s/ Carol A. Carlson
Roger B. Porter	Carol A. Carlson

/s/ James H. Douglas	/s/ Yvette D. Bright
James H. Douglas	Yvette D. Bright